                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       LONE STAR STEAKHOUSE & SALOON, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   48-1109495
--------------------------------------------------------------------------------
                      (I.R.S. employer identification no.)

               224 EAST DOUGLAS, SUITE 700, WICHITA, KANSAS 67202
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

   1992 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN, AS AMENDED AND RESTATED
           1992 DIRECTORS' STOCK OPTION PLAN, AS AMENDED AND RESTATED
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                  JOHN D. WHITE
                            EXECUTIVE VICE PRESIDENT
                       LONE STAR STEAKHOUSE & SALOON, INC.
                           224 EAST DOUGLAS, SUITE 700
                              WICHITA, KANSAS 67202
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (316) 264-8899
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                              STEVEN WOLOSKY, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200

                                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
                                                         Proposed maximum        Proposed maximum
Title of securities                Amount to be            offering price            aggregate            Amount of
to be registered                   registered(1)             per share           offering price         registration fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value      3,300,000(2)          $18.74(3)               $61,842,000(3)           $5,689.47(4)
--------------------------------------------------------------------------------------------------------------------------

1.          In  accordance  with Rule 416 under the  Securities  Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be  offered  or issued to  prevent  dilution  resulting  from  stock splits, stock dividends or similar transactions.

2.          Consists of (a) 3,000,000  additional shares of Lone Star Steakhouse
            & Saloon,  Inc. common stock, par value $.001 per share (the "Common
            Stock"),  issuable upon exercise of options under the 1992 Incentive and  Nonqualified  Stock Option Plan,  as amended and restated  (the
            "Plan") and (b) 300,000  additional  shares of Common Stock issuable upon  exercise of options  under the 1992  Directors'  Stock  Option
            Plan, as amended and restated (the "Directors Plan"). The additional shares  of  Common  Stock  underlying  the  Incentive  Plan  and the
            Director Plan were approved in 1996 and 2000, respectively.

3.          Estimated solely for the purpose of determining the registration fee in accordance  with Rule 457(c) and Rule 457(h) under the Securities
            Act  based on  $18.74,  the per share  average  of high and low sale prices of the  Registrant's  Common  Stock as reported on the Nasdaq
            National Market on July 24, 2002.

4.          Registration  fees  were  previously  paid for the  registration  of
            7,000,000  shares and 400,000  shares  under the Plan and  Directors
            Plan,  respectively.  The fee being  paid  herewith  pertains  to an aggregate of an additional 3,300,000 shares of Common Stock issuable upon exercise of options granted under the Plan and Directors Plan.

                                      -2-

                                EXPLANATORY NOTE

            Lone Star Steakhouse & Saloon,  Inc. (the  "Registrant")  filed with
the  Securities  and  Exchange   Commission  (the   "Commission")   Registration
Statements on Forms S-8 (File No. 33-47516,  33-75078, 333-00280 and 333-80905),
covering the  registration  of an aggregate of 7,000,000  shares of Common Stock authorized for issuance under the Plan. In May 1996, the Plan was amended by the
Board of  Directors  to increase  the number of shares  available  for  issuance thereunder by 3,000,000. Accordingly, the total number of shares of Common Stock available for issuance under the Incentive Plan is 10,000,000.

            The Registrant filed with the Commission  Registration  Statement on
Form S-8 (File No.  33-47516)  covering the  registration  of 400,000  shares of
Common Stock  authorized for issuance under the Directors Plan. On June 9, 2000, the Company's  stockholders approved a proposal to increase the number of shares available for issuance thereunder by 300,000.  Accordingly,  the total number of shares of Common  Stock  available  for  issuance  under the  Directors  Plan is
700,000.

            This  Registration  Statement  registers  the  additional  3,000,000 shares of the same class of Common Stock  authorized for issuance under the Plan and the additional  300,000 shares of the same class of Common Stock  authorized for issuance under the Directors Plan. Pursuant to General Instruction E to Form
S-8, the contents of the prior registration  statements set forth above relating to each of the  Plan and  Directors  Plan,  and all  periodic  reports  that the
Registrant  filed  after  such  registration   statements  to  maintain  current
information about the Registrant, are incorporated herein by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                 Exhibits

Exhibit Index

                         4.1  1992  Incentive and  Nonqualified  Stock
                              Option Plan, as amended (incorporated by
                              reference to the Company's  Registration
                              Statement  on Form  S-8  filed  with the
                              Commission on January 12, 1996).

                         4.2  Amendment to 1992 Incentive and Nonqualified
                              Stock Option Plan.

                         4.3  1992  Directors'  Stock Option Plan,  as
                              amended  (incorporated  by  reference to
                              the Company's Annual Report on Form 10-K
                              for the fiscal year ended  December  26,
                              2000).

                         4.4  Amendment to 1992 Directors' Stock Option Plan.

                         5.1  Opinion of Olshan Grundman Frome Rosenzweig &
                              Wolosky LLP.

                        23.1  Consent of Ernst & Young LLP, independent
                              auditors.

                        23.2  Consent of Olshan Grundman Frome Rosenzweig &
                              Wolosky LLP (included in Exhibit 5.1).

                        24.1  Power of Attorney (included on the signature page
                              of this Registration Statement).

                                   SIGNATURES

            Pursuant  to the  requirements  of the  Securities  Act of 1933,  as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned,  thereunto duly  authorized  in the City of Wichita,  State of Kansas,  on this 26th day of
July, 2002.

                                 LONE STAR STEAKHOUSE & SALOON, INC.

                                 By:  /S/ JOHN D. WHITE
                                      -------------------------------
                                      John D. White
                                      Executive Vice President

                                POWER OF ATTORNEY

            Pursuant  to the  requirements  of the  Securities  Act of 1933,  as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.  Each of the undersigned  officers and directors of Lone Star Steakhouse & Saloon, Inc. hereby constitutes and appoints
John D. White and Jamie B. Coulter,  and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name in any and all  capacities,  to sign any and all  amendments
(including post-effective amendments) to this Registration Statement and to file the  same,  with  all  exhibits  thereto,  and  other  documents  in  connection therewith,  with the Securities  and Exchange  Commission and to prepare any and all exhibits thereto, and other documents in connection  therewith,  and to make any  applicable  state  securities  law or blue sky filings,  granting unto said attorneys-in-fact  and agents,  full power and  authority to do and perform each and every act and thing  requisite  or  necessary to be done to enable Lone Star
Steakhouse & Saloon, Inc. to comply with the provisions of the Securities Act of
1933,  as  amended,   and  all  requirements  of  the  Securities  and  Exchange
Commission,  as fully to all  intents  and  purposes  as he might or could do in person,  hereby  ratifying and  confirming all that said  attorneys-in-fact  and agents, or their substitute or substitutes,  may lawfully do or cause to be done by virtue hereof.

SIGNATURE                                TITLE                                      DATE
---------                                -----                                      ----

/s/ Jamie B. Coulter                     Chief Executive Officer                    July 26, 2002
---------------------                    (principal executive officer)
Jamie B. Coulter

/s/ Randall H. Pierce                    Chief Financial Officer                    July 26, 2002
---------------------                    (principal accounting officer)
Randall H. Pierce

/s/ John D. White                        Executive Vice President,                  July 26, 2002
---------------------                    Treasurer and Director
John D. White

/s/ Clark R. Mandigo                     Director                                   July 26, 2002
---------------------
Clark R. Mandigo

/s/ Fred B. Chaney                       Director                                   July 26, 2002
---------------------
Fred B. Chaney

/s/ William B. Greene, Jr.               Director                                   July 26, 2002
---------------------
William B. Greene, Jr.

/s/ Thomas C. Lasorda                    Director                                   July 26, 2002
---------------------
Thomas C. Lasorda

/s/ Michael A. Ledeen                    Director                                   July 26, 2002
---------------------
Michael A. Ledeen

/s/ Mark Saltzgaber                      Director                                   July 26, 2002
---------------------
Mark Saltzgaber

/s/ Anthony Bergamo                      Director                                   July 26, 2002
---------------------
Anthony Bergamo

                                      -2-